UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 4, 2014, Dennis Baldwin informed KBR, Inc. that he will resign as Chief Accounting Officer effective March 18, 2014 to accept another position in the energy industry. Nelson Rowe has been appointed to succeed Mr. Baldwin. Mr. Rowe has been KBR’s Vice President and Business Group Controller since March 2011, most recently supporting the Infrastructure, Government & Power, and Services business segments. Prior to that time, Mr. Rowe was Vice President, Finance & IT of Dresser, Inc. from March 2006 to March 2011 and was Director, Operations Finance of Dresser Wayne from February 2004 to March 2006. As of the date of this report, compensatory arrangements to be entered into with Mr. Rowe in connection with his new position have not been finalized. The material terms of any such compensatory arrangements will be disclosed in a subsequent filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date March 10, 2014	By:	/s/ Jeffrey B. King
Jeffrey B. King
Vice President, Public Law